UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03              Bankruptcy or Receivership.

As previously reported, on February 5, 2008, SIRVA Worldwide, Inc. (the “Borrower”), SIRVA, Inc. (the “Company”), CMS Holding, LLC, RS Acquisition Holding, LLC, RS Acquisition, LLC and all of the wholly-owned direct and indirect domestic subsidiaries of the Borrower (together with the Borrower, collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”).  The chapter 11 cases are being jointly administered under the caption “In re DJK Residential LLC, et al.,” Case No. 08-10375 (JMP) (the “Chapter 11 Cases”).

On May 7, 2008 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Prepackaged Joint Plan of Reorganization  pursuant to Chapter 11 of the Bankruptcy Code (with technical amendments) which was filed on May 2, 2008 and supplemented by a plan supplement (the “Plan Supplement”) filed with the Bankruptcy Court on April 4, 2008 and May 6, 2008 (as so modified and supplemented, the “Plan”).  A copy of the Debtors’ First Amended Prepackaged Joint Plan of Reorganization  pursuant to Chapter 11 of the Bankruptcy Code (with technical amendments) which was filed on May 2, 2008 is filed as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Plan Supplement is available for inspection on the Bankruptcy Court’s website at www.nysb.uscourts.gov and at no cost on the website of the Debtors’ notice and claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/sirva. The information set forth on the foregoing websites shall not be deemed to be part of or incorporated by reference into this Form 8-K.

The following is a summary of the material matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

A.  Reorganized Company

On the date all of the conditions precedent to confirmation and consummation of the Plan were satisfied or waived (the “Effective Date”), the Company will emerge from bankruptcy as a private company controlled by the Holders of Allowed Prepetition Facility Claims and the Holders of DIP Facility Claims who become New Credit Agreement Lenders via distribution of the New Common Stock.

B.  Treatment of Claims and Interests

1.  DIP Facility Claims: Subject to the terms of the DIP Facility, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed DIP Facility Claim, on the Effective Date:  (1) the DIP Facility shall convert into the New Credit Facility; (2) up to 25% of the New Common Stock (subject to dilution for the Management Incentive Plan) shall be made available at the DIP Agent’s discretion as a fee to the DIP Lenders upon conversion of the DIP Facility into the New Credit Facility; and (3) any portion of such New Common Stock not so used shall be distributed on a Pro Rata basis to the Holders of Prepetition Facility Claims, in each case, in accordance with the terms of the DIP Credit Agreement and the New Credit Agreement.

2.  Administrative Claims: Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, each Holder of such Allowed Administrative Claim shall be paid in full in Cash the unpaid portion of such Allowed Administrative Claim in accordance with the terms of the applicable contract or agreement governing such Claim, if any.

3.  Priority Tax Claims:  Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be paid in full in Cash pursuant to section 1129(a)(9)(C) of the Bankruptcy Code.

4.  Other Claims and Interests:  The Plan divides all other Claims against, and all Interests in, the Debtors into various Classes. The following table summarizes the classification of Claims and Interests under the Plan, the treatment of each such Class and the projected recovery under the Plan, if any, for each Class. The chart is not a complete description of any Class of Claims or Interests. For a more detailed discussion of the treatment of Claims and Interests against the Debtors, including additional information regarding the assumptions underlying the calculation of the projected recoveries, see Article III of the Plan.

Class	Claims and Interests	Treatment
1	Prepetition Facility Claims	Impaired
2	Other Secured Claims	Unimpaired
3	Other Priority Claims	Unimpaired
4	Unsecured Ongoing Operations Claims	Unimpaired
5-A	General Unsecured Claims	Impaired
5-B	Beach Class Action Claims	Impaired
6	Intercompany Claims	Unimpaired
7	Equity Interests	Impaired
8	Intercompany Interests	Unimpaired

C.  Settlement of Beach Class Action Claims

On the Effective Date, the Reorganized Debtors (i) will execute and issue into escrow that certain $2.0 million note (the “Beach Action Claims Note”) having the same maturity and interest rate as the Second Lien Facility, with the obligations thereunder being guaranteed by the Reorganized Debtors and secured on a second lien basis on the same terms as, and pari passu with, the Second Lien Facility and (ii) will pay $3.0 million in cash into escrow on account of the claims (the “Beach Action Claims”) arising from or related to actions or conduct alleged in that certain class action pending in United States District Court for the District of South Carolina, consolidating Beach v. Atlas Van Lines, Inc., Case No. 07-0764 (D.S.C.), Moad v. Atlas Van

Lines, Inc., Case No. 07 2506 (N.D. Ill.), and Boone v. Atlas Van Lines, Inc., Case No. 07-2269 (N.D. Ala.) (the “Beach Class Action”).

It shall be a condition precedent to any distribution from escrow on account of Beach Class Action Claims that, on or before the first Business Day 12 months after the Effective Date, the Bankruptcy Court shall enter a final order (i) approving the certification of the class and the settlement in the Beach Class Action pursuant to Bankruptcy Rule 7023 and (ii) approving the treatment provided by the Plan to holders of Beach Class Action Claims in full and final settlement of the Beach Class Action pursuant to Bankruptcy Rules 9019.  If the conditions set forth above are not satisfied, (i) holders of Beach Class Action Claims shall not be entitled to any distributions from the Debtors or the Reorganized Debtors under the Plan or otherwise, (ii) the Beach Class Action Claims Note shall be deemed null and void ab initio and in all respects, and (iii) Beach Class Action Claims shall be deemed Unimpaired and shall not be discharged or subject to discharge under section 1141 of the Bankruptcy Code or such other applicable law.

D.   Means for Implementation of the Plan

1.  New Credit Facility: Upon the satisfaction or waiver of the conditions precedent to effectiveness set forth in the New Credit Agreement (the “Conversion Date”), automatically and without further order of the Bankruptcy Court, (i) the Reorganized Debtors shall be authorized to assume all obligations in respect of the loans and all other monetary obligations under the DIP Credit Agreement, (ii) each loan under the DIP Credit Agreement shall be deemed to have been continued as a loan under the New Credit Agreement, (iii) each DIP Lender shall be deemed to be a New Credit Agreement Lender under the New Credit Agreement, (iv) the DIP Credit Agreement and related documents shall be deemed to have been superseded and replaced, and deemed amended and restated in the form of, the New Credit Agreement (with such changes satisfactory to the New Credit Agreement Agent and the Reorganized Debtors deemed incorporated as necessary to make such technical changes necessary to effectuate the intent of the Plan) and (v) the commitments under the DIP Credit Agreement shall be deemed to have been terminated.  Notwithstanding the foregoing, all obligations of the Debtors to the DIP Agent, the DIP Arranger, and the DIP Lenders under the DIP Credit Agreement which are expressly stated in the DIP Credit Agreement as surviving such agreement’s termination shall, as so specified, survive without prejudice and remain in full force and effect.

2.  Issuance of New Common Stock: On the Effective Date, or as soon as reasonably practicable thereafter, the New Common Stock of the Reorganized SIRVA shall be issued to (A)(i) the Holders of Allowed Prepetition Facility Claims and (ii) the Holders of DIP Facility Claims who become New Credit Agreement Lenders, or (B) reserved for issuance pursuant to the terms of a post-Effective Date management incentive plan providing for up to 10% of the New Common Stock, on a fully-diluted basis, to be reserved for issuance as grants of equity, restricted stock, or options, the terms of which plan are to be determined and implemented after the Effective Date by the New Board or any compensation committee thereof.

3.  Receivables Purchase Facility:  Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall modify, impair, release, discharge, or enjoin in any respect (1) the terms and provisions of the Receivables Purchase Facility, (2) the rights, interests, and remedies of any non-Debtor party arising pursuant to and in connection with the Receivables Purchase Facility, and (3) the rights, interests, and remedies arising pursuant to any written agreements between the agent under the Receivables Sale Agreement and any agent or other parties to any prepetition or postpetition credit facilities of the Debtors.  All obligations of the Debtors under the Receivables Purchase Facility shall be deemed reinstated on the Effective Date, and all obligations of the Debtors related to the Receivables Purchase Facility, including the Receivables Sale Agreement, and all sales of receivables effected in accordance with the Receivables Purchase Facility, including the Receivables Sale Agreement, shall survive without prejudice and shall remain in full force and effect after the Effective Date without further order of the Bankruptcy Court.

E.  Treatment of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party, unless such contract or lease: (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Confirmation Date; or (4) is set forth in a schedule, as an Executory Contract or Unexpired Lease to be rejected, filed as part of the Plan Supplement.  Notwithstanding the foregoing, to the extent not previously rejected by the Debtors, each Executory Contract and Unexpired Lease arising from a Class 5-A or Class 5-B Claim, if any, shall be deemed rejected as of the Effective Date.  The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above as of the Effective Date.

F.                                      Release, Injunction, Exculpation and Related Provisions

1.  Releases by the Debtors:  Subject to certain exceptions expressly set forth in the Plan, on and after the Effective Date, (a) the DIP Agent, the DIP Arranger, and the DIP Lenders in their capacity as such; (b) the New Credit Facility Agent, the New Credit Facility Lenders, the Second Lien Credit Facility Agent, and the Second Lien Facility Lenders, in each case, in their capacity as such; (c) the Committee and the members thereof in their capacity as such; (d) the Agent in its capacity as such; (e) the Prepetition Agent and the Prepetition Lenders in their capacity as such; (f) agent under the Receivables Sale Agreement, and the other purchasers party to the Receivables Sale Agreement from time to time, in their capacity as such; (g) SIRVA Relocation Credit, LLC; (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entities’ affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity; and (i) the Debtors’ and the Reorganized Debtors’ officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such, and only if serving in such capacity; provided, however, that clause (i) shall not include officers, directors, or employees of the Debtors or their Affiliates who were no longer acting in such capacity on or after the Petition Date (each, a “Released Party”) are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative

Claims asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a released party that constitutes willful misconduct (including fraud) or gross negligence.

2.  Exculpation: Except as otherwise specifically provided in the Plan or Plan Supplement, none of (a) the Debtors, the Reorganized Debtors, and their Affiliates; (b) the DIP Agent, the DIP Arranger, and the DIP Lenders in their capacity as such; (c) the New Credit Facility Agent, the New Credit Facility Lenders, the Second Lien Credit Facility Agent, and the Second Lien Facility Lenders, in each case, in their capacity as such; (d) the Committee and the members thereof in their capacity as such; (e) the Agent in its capacity as such; (f) the Prepetition Lenders in their capacity as such; (g) LaSalle Bank, N.A., in its capacity as agent under the Receivables Sale Agreement, and the other purchasers party to the Receivables Sale Agreement from time to time, in their capacity as such; (h) SIRVA Relocation Credit, LLC; and (i) with respect to each of the foregoing Entities in clauses (a) through (h), such Entities’ subsidiaries, affiliates, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals, in each case in their capacity as such; provided, however, that clause (i) shall not include officers, directors, or employees of the Debtors or their Affiliates who were no longer acting in such capacity on or after the Petition Date (each, an “Exculpated Party”) shall have or incur, and each Exculpated Party is released and exculpated from any Claim, obligation, Cause of Action, or liability for any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in or out of court restructuring, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan or any other agreement except for gross negligence or willful misconduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

3.  Releases by Holders of Claims and Interests: Except as otherwise specifically provided in the Plan or Plan Supplement, on and after the Effective Date, Holders of Claims and Interests voting to accept the Plan (which by definition, does not include Holders of Claims and Interests who (i) vote to reject the Plan, (ii) are not entitled to vote to accept or reject the Plan, or (iii) abstain (do not vote to accept or reject the Plan)), shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Debtors’ Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct (including fraud) or gross negligence.  Notwithstanding anything to the contrary in the foregoing, (i) the release set forth above does not release any obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, (ii) the Holders of Claims in Class 1 do not release any Claims, Causes of Action, or obligations under any contracts or agreements, other than Claims, Causes of Action, or obligations under or in connection with the Prepetition Credit Facility, (iii) any release granted by the Holders of Claims in Class 1 in favor of any Released Party will be deemed void ab-initio in the event any Claim or action based on any facts or circumstances relating to the Prepetition Credit Facility, the Plan, the Disclosure Statement, or any related agreement, instruments, or other documents is asserted against such Holder by or on behalf of such Released Party, its successor or assigns, and (iv) (a) Holders of Claims or Interests in Classes 2, 3, 4, 5-A, 5-B, 6, 7 or 8 (which are not entitled to vote to accept or reject the Plan pursuant to section 1126(f) or 1126(g) of the Bankruptcy Code) and (b) SIRVA Relocation Credit LLC, the agent under the Receivables Sale Agreement and the purchasers thereunder, are not subject to this Article X of the Plan.

4.  Injunction:  Except as otherwise expressly provided in the Plan or for obligations issued pursuant to the Plan, all persons who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation pursuant to the Plan are permanently enjoined, from and after the Effective Date, from taking any of the following actions against the Debtors or the Reorganized Debtors:  (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree or order against such persons on account of or in connection with or with respect to any such claims or interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such persons or the property or estates of such persons on account of or in connection with or with respect to any such claims or interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such persons or against the property or estates of such persons on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date, and that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the

Bankruptcy Code or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

G.            Conditions Precedent to the Consummation of the Plan: It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied or waived: (i) the Confirmation Order shall have been entered in a form and in substance reasonably satisfactory to the Debtors and the Agent; (ii) the New Credit Facility and the Second Lien Facility shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding pursuant to the New Credit Facility shall have occurred; (iii) the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been Filed in form and substance reasonably acceptable to the Debtors and the Agent without prejudice to the Reorganized Debtors’ rights under the Plan to alter, amend, or modify certain of the schedules, documents, and exhibits contained in the Plan Supplement; (iv) all actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws; (v) the Debtors shall have transferred into escrow $3 million in Cash and the Beach Class Action Claims Note pending satisfaction of the conditions set forth in Plan and (vi) the Effective Date shall have occurred no later than June 30, 2008.

Item 9.01              Financial Statements and Exhibits.

(D)          Exhibits

2.1	Debtors’ First Amended Prepackaged Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (with technical amendments) which was filed on May 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: May 9, 2008

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description
2.1	Debtors’ First Amended Prepackaged Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (with technical amendments) which was filed on May 2, 2008